Notice of Grant of Stock Options             Harley-Davidson, Inc.
and Option Agreement                  ID: 39-1805420
(Standard)                         3700 West Juneau Avenue
Milwaukee, WI 53208

[Participant Name]                     [Grant Type]
[Signed Electronically]                     Plan:     2009 Incentive Stock Plan
Acceptance Date: [Acceptance Date]             ID:    [Participant ID]

Effective [Grant Date] (the “Grant Date”), you have been granted a(n) Non-Qualified Stock Option to buy [Number of Shares Granted] shares of Harley-Davidson, Inc. (the “Company”) stock at [Grant Price] per share.
A portion of the options (options with the same scheduled vesting date are referred to as a “Tranche”) shall vest in accordance with the following schedule:

Stock Option Tranche	Vesting Date	Expiration Date

One-third of the Stock Options (Tranche #1)	The first anniversary of the Grant Date	[Expiration Date]
An additional one-third of the Stock Options (Tranche #2)	The second anniversary of the Grant Date	[Expiration Date]
The final one-third of the Stock Options (Tranche #3)	The third anniversary of the Grant Date	[Expiration Date]

These options are granted under and governed by the terms and conditions of the Company's 2009 Incentive Stock Plan (the “Plan”) and this Option Agreement.

If you cease to be employed by the Company and its Affiliates for reasons other than Cause (as defined in the Plan) on or after age fifty-five (55): (a) if such cessation of employment occurred after the first anniversary of the Grant Date, then, effective immediately prior to the time of cessation of employment, options to purchase shares that were not previously exercisable will become fully exercisable and (b) without limiting your rights under Section 7(g) of the Plan, the Option shall remain exercisable, to the extent it was exercisable at the time of cessation of employment, until the earliest of: The Option’s expiration date; the first anniversary of the date of your death; or the third anniversary of the date of such cessation of employment.

You have ninety (90) days following the Grant Date to accept this award through your Fidelity account. If you have not accepted this award within ninety (90) days following the Grant Date, the options granted herein shall be automatically forfeited. If you choose to accept this Option Agreement, then you accept the terms of these options and agree and consent to all amendments to the Plan and the Company’s 2004 Incentive Stock Plan through the Grant Date as they apply to these options and any prior awards to you under such plans.

HARLEY-DAVIDSON, INC.

Vice President and Controller